File No. 333-_______________

As filed with the Securities and Exchange Commission on May 20, 2022

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

HUDSON GLOBAL, INC.

(Exact name of Registrant as specified in its charter)

Delaware	59-3547281
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

53 Forest Avenue, Suite 102, Old Greenwich, CT 06870

(Address of principal executive offices) (Zip Code)

(203) 409-5628

(Address of principal executive offices, including zip code)

HUDSON GLOBAL, INC. 2009 INCENTIVE STOCK AND AWARDS PLAN

(Full title of the plan)

Matthew Diamond

Chief Financial Officer

Hudson Global, Inc.

53 Forest Avenue, Suite 102

Old Greenwich, CT 06870

(203) 409-5628

(Name, address and telephone number of agent for service)

Copy to:

Adam Finerman

Baker & Hostetler LLP

45 Rockefeller Plaza

New York, New York 10111

(212) 589-4233

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒	Smaller reporting company ☒
Emerging growth company ☐

If an emerging growth company, indicate by checkmark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

Explanatory Note

This Registration Statement on Form S-8 (this “Registration Statement”) is being filed by Hudson Global, Inc., a Delaware corporation (the “Company”), relating to (i) the registration of an additional 239,046 shares of common stock, par value $0.001 per share (the “Common Stock”) issuable under the Hudson Global, Inc. 2009 Incentive Stock and Awards Plan, as amended and restated (the “Plan”); and (ii) the reoffer and resale of 261,144 shares of Common Stock underlying restricted stock units (RSUs) granted under the Plan. The additional shares to be registered on this Registration Statement are of the same class as securities covered by the previously-filed registration statements on Form S-8 filed with the U.S. Securities and Exchange Commission (the “SEC” or the “Commission”) on August 5, 2016 (Registration No. 333-212941). The increases were approved by our board of directors and our stockholders.

This Registration Statement incorporates the contents of the Company’s previous registration statements on Form S-8 filed with the U.S. Securities and Exchange Commission (the “SEC” or the “Commission”) on August 5, 2016 (Registration No. 333-212941), August 1, 2012 (Registration Statement No. 333-182973), and August 7, 2009 (Registration No. 333-161171), to the extent not superseded hereby.

This Registration Statement also includes a prospectus (the “Reoffer Prospectus”) prepared in accordance with General Instruction C of Form S-8 and in accordance with the requirements of Part I of Form S-3. This Reoffer Prospectus may be used for the reoffer and resale of shares of Common Stock on a continuous or delayed basis that may be deemed to be “restricted securities” and/or “control securities” within the meaning of the Securities Act of 1933, as amended (the “Securities Act”), and the rules and regulations promulgated thereunder, that are issuable to certain of our executive officers, employees, consultants and directors identified in the Reoffer Prospectus. The number of shares of Common Stock included in the Reoffer Prospectus represents shares of Common Stock issuable to the selling stockholders pursuant to equity awards, including stock options and restricted stock unit grants, granted to the selling stockholders and does not necessarily represent a present intention to sell any or all such shares of Common Stock.

REOFFER PROSPECTUS

Hudson Global, Inc.

261,144 Shares of Common Stock

Offered by Selling Stockholders

This reoffer prospectus relates to the public resale, from time to time, of an aggregate of 261,144 shares (the “Shares”) of our common stock, $0.001 par value per share (the “Common Stock”) by certain securityholders identified herein in the section entitled “Selling Stockholders”. Such shares may be acquired in connection with awards granted under the Hudson Global, Inc. 2009 Incentive Stock and Awards Plan, as amended and restated (the “Plan”). You should read this reoffer prospectus carefully before you invest in our Common Stock.

Such resales shall take place on the Nasdaq Global Select Market, or such other stock market or exchange on which our Common Stock may be listed or quoted, in negotiated transactions or otherwise, at market prices prevailing at the time of the sale or at prices otherwise negotiated (see “Plan of Distribution” starting on page 7 of this reoffer prospectus). We will receive no part of the proceeds from sales made under this reoffer prospectus. The Selling Stockholders will bear all sales commissions and similar expenses. We will bear expenses of registration incurred in connection with this reoffer prospectus, as well as any other expenses incurred by us in connection with the registration and offering that are not borne by the Selling Stockholders.

This reoffer prospectus has been prepared for the purposes of registering our shares of Common Stock under the Securities Act to allow for future sales by Selling Stockholders on a continuous or delayed basis to the public without restriction.

We have not entered into any underwriting arrangements in connection with the sale of the shares covered by this reoffer prospectus. Upon vesting of the shares offered hereby pursuant to the terms of the relevant award agreement or plan, the Selling Stockholders identified in this reoffer prospectus, or their pledgees, donees, transferees or other successors-in-interest, may offer the shares covered by this reoffer prospectus from time to time through public or private transactions at prevailing market prices, at prices related to prevailing market prices or at privately negotiated prices.

Our Common Stock is quoted on the Nasdaq Global Select Market under the symbol “HSON.” On May 19, 2022, the last reported sales price of our Common Stock was $39.86 per share.

INVESTING IN OUR SECURITIES INVOLVES A HIGH DEGREE OF RISK. SEE “RISK FACTORS” BEGINNING ON PAGE 3 OF THIS REOFFER PROSPECTUS FOR CERTAIN RISKS THAT SHOULD BE CONSIDERED BY PROSPECTIVE PURCHASERS OF THE SECURITIES OFFERED HEREBY.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS REOFFER PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this prospectus is May 20, 2022

HUDSON GLOBAL, INC.

ABOUT THIS REOFFER PROSPECTUS

Except where the context otherwise requires, the terms, “we,” “us,” “our,” “Hudson” or “the Company,” refer to the business of Hudson Global, Inc., a Delaware corporation and its subsidiaries.

This Reoffer Prospectus contains important information you should know before investing, including important information about our Company and the Shares being offered. You should carefully read this Reoffer Prospectus, as well as the additional information contained in the documents described under “Where You Can Find Additional Information” and “Information Incorporated by Reference” in this Reoffer Prospectus, and in particular the periodic and current reports we file with the SEC.

You should rely only on the information contained in this Reoffer Prospectus or incorporated herein by reference or in any accompanying prospectus supplement. Neither we nor the Selling Stockholders have authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. Neither we nor the Selling Stockholders take responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. Neither we nor the Selling Stockholders are making an offer to sell the Shares, or soliciting an offer to buy the Shares, in any jurisdiction where the offer or sale is not permitted.

You should not assume that the information in this Reoffer Prospectus, any applicable prospectus supplement, or any documents incorporated by reference is accurate as of any date other than the date of the applicable document, regardless of the time of delivery of this Reoffer Prospectus or any applicable prospectus supplement, or any sale of Shares hereunder. Our business, financial condition, results of operations, and prospects may have changed since those dates.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This Reoffer Prospectus contains forward-looking statements, which reflect our current views with respect to, among other things, future events and financial performance, our operations, strategies and expectations. The words “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “expect,” “plan” and similar expressions are intended to identify forward-looking statements. Any forward-looking statements contained in this Reoffer Prospectus are based upon our historical performance and on our current plans, estimates and expectations. The inclusion of this or any forward-looking information should not be regarded as a representation by us or any other person that the future plans, estimates or expectations contemplated by us will be achieved. Such forward-looking statements are subject to various risks, uncertainties and assumptions, including but not limited to global and domestic market and business conditions, our successful execution of business and growth strategies, as well as assumptions relating to our operations, financial results, financial condition, business prospects, growth strategy and liquidity. Accordingly, there are or will be important factors that could cause actual outcomes or results to differ materially from those indicated in these statements. We believe these factors include, but are not limited to, those discussed and identified in the Company’s public filings with the SEC. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in this Reoffer Prospectus. We operate in a very competitive and rapidly changing environment. New risks emerge from time to time. It is not possible for our management to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements we may make. We undertake no obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise.

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PROSPECTUS SUMMARY

The Securities and Exchange Commission (the “SEC” or the “Commission”) allows us to ‘‘incorporate by reference’’ certain information that we file with the Commission, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this Reoffer Prospectus, and information that we file later with the Commission will update automatically, supplement and/or supersede the information disclosed in this Reoffer Prospectus. Any statement contained in a document incorporated or deemed to be incorporated by reference in this Reoffer Prospectus shall be deemed to be modified or superseded for purposes of this Reoffer Prospectus to the extent that a statement contained in this Reoffer Prospectus or in any other document that also is or is deemed to be incorporated by reference in this Reoffer Prospectus modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Reoffer Prospectus. You should read the following summary together with the more detailed information regarding our company, our Common Stock and our financial statements and notes to those statements appearing elsewhere in this Reoffer Prospectus or incorporated herein by reference.

Our Company

Hudson Global, Inc. is a leading total talent solutions provider operating under the brand name Hudson RPO. We deliver innovative, customized recruitment outsourcing and total talent solutions to organizations worldwide. Through our consultative approach, we develop tailored talent solutions designed to meet our clients’ strategic growth initiatives. We are a Delaware corporation, and have operated as an independent publicly held company since April 1, 2003, when Monster Worldwide, Inc., formerly TMP Worldwide, Inc., spun off its eResourcing division.

The Company delivers Recruitment Process Outsourcing (“RPO”) recruitment and contracting solutions tailored to the individual needs of primarily mid-to-large-cap multinational companies. The Company’s RPO delivery teams utilize state-of-the-art recruitment process methodologies and project management expertise in their flexible, turnkey solutions to meet clients’ ongoing business needs. The Company’s RPO services include complete recruitment outsourcing, project-based outsourcing, contingent workforce solutions, and recruitment consulting.

The Company’s core service offering is RPO, consisting of RPO Recruitment and Contracting:

•	RPO Recruitment: The Company provides complete recruitment outsourcing, project-based outsourcing, and recruitment consulting for clients’ permanent staff hires. Hudson’s RPO Recruitment services leverage the Company’s consultants, supported by the Company’s specialists, in the delivery of its proprietary methods to identify, select, and engage the best-fit talent for critical client roles.

•	Contracting: The Company provides RPO clients with a range of outsourced professional contract staffing services and managed service provider services offered sometimes on a standalone basis and sometimes as part of a blended total talent solution. These services draw upon a combination of specialized recruiting and project management competencies to deliver a wide range of solutions. Hudson-employed professionals - either individually or as a team - are placed with client organizations for a defined period of time based on specific business needs of the client.

We focus on organically growing our RPO business, reducing overhead expenses as a percentage of revenue, and pursuing acquisition opportunities. We target driving organic growth in RPO by investing in people and technology, as well as sales and marketing, to leverage our existing strong reputation in the market. We are investigating acquisition opportunities to expand capabilities and capacity and utilize our net operating losses. We continue to explore all strategic alternatives to maximize value for shareholders, including without limitation, improving the market position and profitability of our services in the marketplace, and enhancing our valuation. In 2020, we acquired Coit Staffing, Inc., which expanded our presence in the technology sector and established a Technology Group located in San Francisco and, in 2021, we acquired Karani, LLC, which has enhanced our global delivery capability by adding a substantial presence in India and the Philippines, fostering business in new markets and further developing Hudson RPO’s technology recruitment capabilities. We may pursue our goals through organic growth, strategic initiatives, or other alternatives. We will also continue to monitor capital markets for opportunities to repurchase shares, and consider other actions designed to enhance shareholder value, as well as review information regarding potential acquisitions and provide information to third parties, from time to time.

The Company employs approximately 1,400 people worldwide, including approximately 150 employees in the United States and 1,250 employees internationally. Hudson cares about acquiring, investing in, and retaining top talent as much as our clients do. Hudson RPO’s global and regional employees have vast training and expertise across human capital solutions. Specifically, of the Company’s employees, approximately 1,300 are client-facing consultants who sell and deliver its RPO services to its existing client base. The Company’s consultant population has deep expertise in specific functional areas and industry sectors, and provides broad-based recruitment and solution services based on the needs of each client on a regional and global basis.

Corporate Information

Our principal executive office is located 53 Forest Avenue, Suite 102, Old Greenwich, CT 06870, and our phone number is (203) 409-5628. Our website is www.hudsonrpo.com. Information contained on or accessible through our website is not incorporated by reference into this Reoffer Prospectus and should not be considered a part of this Reoffer Prospectus.

The Offering

Outstanding Common Stock:	2,804,779 shares of our Common Stock are outstanding as of May 19, 2022.

Common Stock Offered:	Up to 261,144 shares of Common Stock for sale by the Selling Stockholders (which include our executive officers and directors) for their own account pursuant to the Plan.

Selling Stockholders:	The Selling Stockholders are set forth in the section entitled “Selling Stockholders” of this Reoffer Prospectus on page 5.

Use of Proceeds:	We will not receive any proceeds from the sale of our Common Stock by the Selling Stockholders.

Risk Factors:	The securities offered hereby involve a high degree of risk. See “Risk Factors.”

Nasdaq Global Select Market trading symbol:	HSON

RISK FACTORS

Investing in shares of our Common Stock involves a high degree of risk. You should carefully consider the risks we have described under “Risk Factors” in our annual report on Form 10-K for the year ended December 31, 2021, filed with the Commission on March 11, 2022, together with all the other information appearing in or incorporated by reference into this Reoffer Prospectus, before deciding to invest in our Common Stock. If any of the events or developments we have described occur, our business, financial condition, or results of operations could be materially or adversely affected. As a result, the market price of our Common Stock could decline, and investors could lose all or part of their investment. The risks and uncertainties we have described are not the only risks and uncertainties that we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also impair our business operations. The risks we have described also include forward-looking statements, and our actual results may differ substantially from those discussed in these forward-looking statements. See “Cautionary Note Regarding Forward-Looking Statements.”

USE OF PROCEEDS

The shares of Common Stock offered hereby are being registered for the account of the Selling Stockholders listed herein (which includes our executive officers and directors). Accordingly, all proceeds from the resale of the shares of Common Stock will go to the Selling Stockholders, and we will not realize any proceeds from the sale of the shares of our Common Stock.

DETERMINATION OF OFFERING PRICE

The Selling Stockholders will determine at what price they may sell the shares of Common Stock offered hereby, and such sales may be at prevailing market prices or at privately negotiated prices. See “Plan of Distribution” below for additional information.

SELLING STOCKHOLDERS

We are registering for resale the Shares covered by this Reoffer Prospectus to permit the Selling Stockholders identified below and their pledgees, donees, transferees and other successors-in-interest that receive their securities from a Selling Stockholder as a gift, partnership distribution or other non-sale related transfer after the date of this Reoffer Prospectus to resell the shares when and as they deem appropriate.

The Selling Stockholders acquired, or may acquire, these Shares from us pursuant to the Plan. The Shares offered by the Selling Stockholders hereunder include shares of Common Stock issuable under restricted stock units held by certain current and former directors, officers and employees of the Company pursuant to the Plan, as described in this Reoffer Prospectus. The Shares may not be sold or otherwise transferred by the Selling Stockholders unless and until the applicable awards vest in accordance with the terms and conditions of the Plan.

The following table sets forth:

•	the name of each Selling Stockholder;

•	the position(s), office or other material relationship with our Company and its predecessors or affiliates, over the last three years of each Selling Stockholder;

•	the number and percentage of shares of our Common Stock that each Selling Stockholder beneficially owned as of May 19, 2022, prior to the offering for resale of the shares under this Reoffer Prospectus;

•	the number of shares of our Common Stock that may be offered for resale for the account of each Selling Stockholder under this Reoffer Prospectus; and

•	the number and percentage of shares of our Common Stock to be beneficially owned by each Selling Stockholder after the offering of the resale shares (assuming all of the offered resale shares are sold by such Selling Stockholder).

Because the Selling Stockholders may offer all or part of the Shares of Common Stock, which they own pursuant to the offering contemplated by this Reoffer Prospectus, and because its offering is not being underwritten on a firm commitment basis, no estimate can be given as to the amount of shares that will be held upon termination of this offering.

The number of shares in the column ‘‘Number of Shares Being Offered’’ represents all of the shares of our Common Stock that each Selling Stockholder may offer under this Reoffer Prospectus. We do not know how long the Selling Stockholders will hold the shares before selling them or how many shares they will sell. The shares of our Common Stock offered by this Reoffer Prospectus may be offered from time to time by the Selling Stockholders listed below. We cannot assure you that any of the Selling Stockholders will offer for sale or sell any or all of the shares of Common Stock offered by them by this Reoffer Prospectus. The address for each Selling Stockholder listed in the table below is c/o Hudson Global, Inc., 53 Forest Avenue, Suite 102, Old Greenwich, CT 06870.

Name and address of Selling Stockholder	Number of Shares Beneficially Owned as of Prior to Offering (1)	Number of Shares Offered Pursuant to this Prospectus(1)	Number of Shares Beneficially Owned upon Completion of this Offering(1) (2) (3)	Percentage of Common Stock Beneficially Owned upon Completion of this Offering(1) (2) (3)
Mimi K. Drake, Director	24,523 (4)	7,673 (4)	16,850 (4)	*(4)

Jeffrey E. Eberwein, Director and Chief Executive Officer	348,419 (4)(5)(6)	80,875 (4)(5)(6)	267,544 (4)(5)(6)	9.5% (4)(5)(6)

Ian V. Nash, Director	60,229 (4)	8,752 (4)	51,477 (4)	1.8% (4)

Connia M. Nelson, Director	25,101 (4)	7,761 (4)	17,340 (4)	*(4)

Matthew K. Diamond, Chief Financial Officer	21,272 (7)(8)	21,272 (7)(8)	- (7)	*(7)

Kimberley Hubble, Chief Executive Officer - APAC	49,426 (7)(9)	27,874 (7)(9)	21,552 (7)	*(7)

Other Named Selling Stockholders (10)	128,943 (7)(11)	106,937 (7)(11)	22,006 (7)	*(7)

*less than 1%

(1)	Includes both vested and non-vested restricted stock units.

(2)	The number and percentage of shares beneficially owned is determined in accordance with Rule 13d-3 of the Securities Exchange Act of 1934, as amended, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rule, beneficial ownership includes any shares as to which the Selling Stockholder has sole or shared voting power or investment power and also any shares which the Selling Stockholder has the right to acquire within 60 days. Applicable percentage ownership is based on 2,804,779 shares of Common Stock outstanding as of May 19, 2022.

(3)	Assumes that all shares of Common Stock to be offered, as set forth above, are sold pursuant to this offering and that no other shares of Common Stock are acquired or disposed of by the Selling Stockholders prior to the termination of this offering. Because the Selling Stockholders may sell all, some or none of their shares of Common Stock or may acquire or dispose of other shares of Common Stock, no reliable estimate can be made of the aggregate number of shares of Common Stock that will be sold pursuant to this offering or the number or percentage of shares of Common Stock that each Selling Stockholder will own upon completion of this offering.

(4)	Includes restricted stock units granted under our Director Deferred Share Plan, which vest fully on the date of grant and are payable only in shares of Common Stock to directors up to 90 days after ceasing service as a Board of Directors member.

(5)	Includes restricted stock units under the Plan, which are unvested and/or payable in shares of Common Stock up to 90 days following Mr. Eberwein ceasing to provide service to the Company.

(6)	Includes 15,667 restricted stock units granted to Mr. Eberwein, which are subject to performance conditions that have not been satisfied as of the date hereof.

(7)	Includes unvested restricted stock units granted under the Plan, which are payable in shares of Common Stock.

(8)	Includes 5,000 restricted stock units granted to Mr. Diamond, which are subject to performance conditions that have not been satisfied as of the date hereof.

(9)	Includes 4,953 restricted stock units granted to Ms. Hubble, which are subject to performance conditions that have not been satisfied as of the date hereof.

(10)	Includes the following named non-affiliate Selling Stockholders, each of whom hold Common Stock or restricted stock units pursuant to Plan and offered pursuant to this Reoffer Prospectus and each of whom may sell up to such amount using this Reoffer Prospectus: Darren Lancaster, Paula Nolan, Casey Godfrey, Joe Belluomini, Tim Farrelly, Joseph Soriano, Matthew Couret, Paul Mazzagatti, Justin Somerville-Cotton, John DiPietro, Martin Wickes, Seonaid MacMillan, Bree Walsh, Nicki McCulloch, Yulia Grishina, Renee Read, Cristine Kane, Iain Cecil, Justin Melbourne, Katie McDermott, Una Karanovic, Zena Gilbert, Patricia Arnau, Theresa Trujillo, Sarah Dickson, Sri Raghavan, and Alex Mathieu.

(11)	Includes restricted stock units granted to Other Named Selling Stockholders, which are subject to performance conditions that have not been satisfied as of the date hereof.

PLAN OF DISTRIBUTION

We are registering the Shares covered by this Reoffer Prospectus to permit the Selling Stockholders to conduct public secondary trading of these Shares from time to time after the date of this Reoffer Prospectus. We will not receive any of the proceeds of the sale of the Shares offered by this Reoffer Prospectus. The aggregate proceeds to the Selling Stockholders from the sale of the Shares will be the purchase price of the Shares less any discounts and commissions. We will not pay any brokers’ or underwriters’ discounts and commissions in connection with the registration and sale of the Shares covered by this Reoffer Prospectus. The Selling Stockholders reserve the right to accept and, together with their respective agents, to reject, any proposed purchases of Shares to be made directly or through agents.

Upon vesting of the Shares offered hereby pursuant to the terms of the relevant award agreement, The Shares may be sold from time to time directly by or on behalf of each Selling Stockholder in one or more transactions on Nasdaq Global Select Market or any other stock exchange on which the Common Stock may be listed at the time of sale, in the over-the-counter market, in privately negotiated transactions, any other method permitted by applicable law or through a combination of such methods, at market prices prevailing at the time of sale, at prices related to such prevailing market prices, at fixed prices (which may be changed) or at negotiated prices. These transactions may include block transactions or crosses. Crosses are transactions in which the same broker acts as an agent on both sides of the trade.

The Selling Stockholders may sell the Common Stock through one or more agents, brokers-dealers or directly to purchasers. Such broker-dealers may receive compensation in the form of commissions, discounts, or concessions from the Selling Stockholders and/or purchasers of the Common Stock or both. Any underwriters, broker-dealers or agents who participate in the sale or distribution of the Shares may be deemed to be “underwriters” within the meaning of the Securities Act. As a result, any discounts, commissions or concessions received by any such broker-dealer or agents who are deemed to be underwriters will be deemed to be underwriting discounts and commissions under the Securities Act. Underwriters are subject to the prospectus delivery requirements of the Securities Act and may be subject to certain statutory liabilities under the Securities Act and the Securities Exchange Act of 1934, as amended (the “Exchange Act”). We will make copies of this Reoffer Prospectus available to the Selling Stockholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act. To our knowledge, there are currently no plans, arrangements or understandings between the Selling Stockholders and any underwriter, broker-dealer or agent regarding the sale of the Shares by the Selling Stockholders.

At the time a particular offering of the Shares is made, a prospectus supplement, if required, will be distributed, which will set forth the name of the Selling Stockholders, the aggregate amount of Shares being offered and the terms of the offering, including, to the extent required, (1) the name or names of any underwriters, broker-dealers or agents, (2) any discounts, commissions and other terms constituting compensation from the Selling Stockholders and (3) any discounts, commissions or concessions allowed or reallowed to be paid to broker-dealers.

The Selling Stockholders will act independently of us in making decisions with respect to the timing, manner, and size of each resale or other transfer. There can be no assurance that the Selling Stockholders will sell any or all of the Shares under this Reoffer Prospectus. Further, we cannot assure you that the Selling Stockholders will not transfer, distribute, devise or gift the Shares by other means not described in this Reoffer Prospectus. In addition, any Shares covered by this Reoffer Prospectus that qualify for sale under Rule 144 of the Securities Act may be sold under Rule 144 rather than under this Reoffer Prospectus. The Shares may be sold in some states only through registered or licensed brokers or dealers. In addition, in some states the Shares may not be sold unless they have been registered or qualified for sale or an exemption from registration or qualification is available and complied with.

The Selling Stockholders and any other person participating in the sale of the Shares will be subject to the Exchange Act. The Exchange Act rules include, without limitation, Regulation M, which may limit the timing of purchases and sales of any of the Shares by the Selling Stockholders and any other person. In addition, Regulation M may restrict the ability of any person engaged in the distribution of the Shares to engage in market-making activities with respect to the particular Shares being distributed. This may affect the marketability of the Shares and the ability of any person or entity to engage in market-making activities with respect to the Shares.

The Selling Stockholders may indemnify any broker or underwriter that participates in transactions involving the sale of the Shares against certain liabilities, including liabilities arising under the Securities Act.

LEGAL MATTERS

The validity of the issuance of the securities offered by this Reoffer Prospectus will be passed upon for us by Baker & Hostetler LLP.

EXPERTS

The consolidated financial statements as of December 31, 2021 and 2020, and for each of the years in the two-year period ended December 31, 2021, incorporated by reference in this prospectus and in the registration statement, have been so incorporated in reliance on the report of BDO USA, LLP, an independent registered public accounting firm, incorporated herein by reference, given on the authority of said firm as experts in accounting and auditing.

INFORMATION INCORPORATED BY REFERENCE

The following documents filed with the Commission are hereby incorporated by reference in this Reoffer Prospectus (unless otherwise noted, the SEC file number for each of the documents listed below is 001-38704):

•	The Company’s Annual Report on Form 10-K for the year ended December 31, 2021, filed with the Commission on March 11, 2022;

•	The Company’s Quarterly Report on Form 10-Q for the year ended March 31, 2022, filed with the Commission on May 10, 2022;

•	The Company’s Current Reports on Form 8-K filed with the Commission on January 6, 2022, March 11, 2022, May 10, 2022, and May 20, 2022; and

•	The description of the Company’s common stock contained in the Company’s Form 10, including any amendment or report filed for the purpose of updating such description.

All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act on or after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement that indicates that all securities offered have been sold or that deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents; provided, however, that documents or information deemed to have been furnished and not filed in accordance with the rules of the SEC shall not be deemed incorporated by reference into this Registration Statement.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and other reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at http://www.sec.gov. Our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, including any amendments to those reports, and other information that we file with or furnish to the SEC pursuant to Section 13(a) or 15(d) of the Exchange Act can also be accessed free of charge by linking directly from our website at https://www.hudsonrpo.com/. These filings will be available as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC. Information contained on our website is not part of this Reoffer Prospectus.

The Registrant hereby undertakes to provide without charge to each person, including any beneficial owner, to whom a copy of this Reoffer Prospectus is delivered, upon written or oral request of any such person, a copy of any and all of the information that has been incorporated by reference in this Reoffer Prospectus but not delivered with the prospectus other than the exhibits to those documents, unless the exhibits are specifically incorporated by reference into the information that this Reoffer Prospectus incorporates. Requests for documents should be directed to Hudson Global, Inc., Attention: Alex Mathieu, 53 Forest Avenue, Suite 102, Old Greenwich, CT 06870, Tel: (203) 409-5628, Email: Alex.Mathieu@hudsonrpo.com.

HUDSON GLOBAL, INC.

261,144 SHARES OF COMMON STOCK

REOFFER PROSPECTUS

May 20, 2022

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents filed with the SEC are hereby incorporated by reference in this Registration Statement (unless otherwise noted, the SEC file number for each of the documents listed below is 001-38704):

•	The Company’s Annual Report on Form 10-K for the year ended December 31, 2021, filed with the Commission on March 11, 2022;

•	The Company’s Quarterly Report on Form 10-Q for the year ended March 31, 2022, filed with the Commission on May 10, 2022;

•	The Company’s Current Reports on Form 8-K filed with the Commission on January 6, 2022, March 11, 2022, May 10, 2022, and May 20, 2022; and

•	The description of the Company’s common stock contained in the Company’s Form 10, including any amendment or report filed for the purpose of updating such description.

All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act on or after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement that indicates that all securities offered have been sold or that deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents; provided, however, that documents or information deemed to have been furnished and not filed in accordance with the rules of the SEC shall not be deemed incorporated by reference into this Registration Statement.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4. Description of Securities.

Not applicable.

Item 5. Interests of Named Experts and Counsel.

Not applicable.

Item 6. Indemnification of Directors and Officers.

Section 102(b)(7) of the Delaware General Corporation Law (“DGCL”) allows a corporation to provide in its certificate of incorporation that a director of the corporation will not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except where the director breached the duty of loyalty, failed to act in good faith, engaged in intentional misconduct or knowingly violated a law, authorized the payment of a dividend or approved a stock repurchase in violation of Delaware corporate law or obtained an improper personal benefit. As permitted by Delaware law, our amended and restated certificate of incorporation provides that no director will be liable to us or our stockholders for monetary damages for breach of fiduciary duty as a director. The effect of this provision is to restrict our rights and the rights of our stockholders in derivative suits to recover monetary damages against a director for breach of certain fiduciary duties as a director. This provision does not affect a director’s liability under the federal securities laws. We maintain directors’ and officers’ liability insurance in order to limit the exposure to liability for indemnification of directors and officers, including liabilities under the Securities Act.

Section 145 of the DGCL, provides, among other things, that a Delaware corporation may indemnify any person who was, is or is threatened to be made, party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person is or was an officer, director, employee or agent of such corporation or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the corporation’s best interests and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his or her conduct was unlawful. A Delaware corporation may indemnify any persons who were or are a party to any threatened, pending or completed action or suit by or in the right of the corporation by reason of the fact that such person is or was a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit, provided such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the corporation’s best interests, provided further that no indemnification is permitted without judicial approval if the officer, director, employee or agent is adjudged to be liable to the corporation. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him or her against the expenses (including attorneys’ fees) which such officer or director has actually and reasonably incurred.

Section 145 further authorizes a corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise, against any liability asserted against such person and incurred by such person in any such capacity, or arising out of his or her status as such, whether or not the corporation would otherwise have the power to indemnify such person under Section 145.

The Registrant’s amended and restated bylaws (“Bylaws”) provide that the Registrant must indemnify and advance expenses to its directors and officers to the full extent permitted by law.

The indemnification rights set forth above shall not be exclusive of any other right which an indemnified person may have or hereafter acquire under any statute, any provision of the Registrant’s Certificate of Incorporation, Bylaws, agreement, vote of stockholders or disinterested directors or otherwise. Notwithstanding the foregoing, the Registrant shall not be obligated to indemnify a director or officer in respect of a proceeding (or part thereof) instituted by such director or officer, unless such proceeding (or part thereof) has been authorized by the Registrant’s board of directors pursuant to the applicable procedure outlined in the Registrant’s Bylaws.

Section 174 of the DGCL provides, among other things, that a director, who willfully or negligently approves of an unlawful payment of dividends or an unlawful stock purchase or redemption, may be held jointly and severally liable for such actions. A director who was either absent when the unlawful actions were approved or dissented at the time may avoid liability by causing his or her dissent to such actions to be entered in the books containing the minutes of the meetings of the Board at the time such action occurred or immediately after such absent director receives notice of the unlawful acts.

The Registrant currently maintains and expects to continue to maintain standard policies of insurance that provide coverage (1) to its directors and officers against loss rising from claims made by reason of breach of duty or other wrongful act and (2) to itself with respect to indemnification payments that it may make to such directors and officers.

These provisions may discourage stockholders from bringing a lawsuit against the Registrant’s directors for breach of their fiduciary duty. These provisions also may have the effect of reducing the likelihood of derivative litigation against directors and officers, even though such an action, if successful, might otherwise benefit the Registrant and its stockholders. Furthermore, a stockholder’s investment may be adversely affected to the extent the Registrant pays the costs of settlement and damage awards against officers and directors pursuant to these indemnification provisions.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

Item 7. Exemption from Registration Claimed.

The issuance of the Shares being offered by the resale prospectus included in this Form S-8 registration statement were deemed to be exempt from registration under the Securities Act in reliance upon Section 4(a)(2) of the Securities Act (or Regulation D or Regulation S promulgated thereunder) as transactions by an issuer not involving any public offering. The recipients of the securities in each of these transactions represented their intentions to acquire the securities for investment only and not with a view to or for sale in connection with any distribution thereof, and appropriate legends were placed upon the stock certificates issued in these transactions. All recipients had adequate access, through their relationships with us, to information about the Registrant.

Item 8. Exhibits.

Exhibit Number	Exhibit Description
4.1	Amended and Restated Certificate of Incorporation of Hudson Global, Inc. (incorporated by reference to Exhibit 3.2 to Hudson Global, Inc.’s Current Report on Form 8-K dated June 15, 2015 (File No. 0-50129)).

4.2	Certificate of Amendment of the Amended and Restated Certificate of Incorporation of Hudson Global, Inc. (incorporated by reference to Exhibit 3.1 to Hudson Global, Inc.’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2018 (File No. 001-38704)).

4.3	Certificate of Amendment of the Amended and Restated Certificate of Incorporation of Hudson Global, Inc. (incorporated by reference to Exhibit 3.1 to Hudson Global, Inc. Current Report on Form 8-K dated June 10, 2019 (File No. 001-38704))

4.4	Amended and Restated By-laws of Hudson Global, Inc. (incorporated by reference to Exhibit 3.4 to Hudson Global, Inc.’s Current Report on Form 8-K dated June 15, 2015 (File No. 0-50129)).

4.5	Description of Registered Securities (incorporated by reference to Exhibit 4.2 to Hudson Global, Inc.’s Annual Report on Form 10-K filed on March 31, 2020 (File No. 001-38704)).

4.6	Hudson Global, Inc. 2009 Incentive Stock and Awards Plan, as Amended and Restated (incorporated by reference to Exhibit 10.1 to Hudson Global, Inc.’s Current Report on Form 8-K dated May 20, 2022 (File No. 001-38704)).

4.7	Hudson Global, Inc. Amended and Restated Director Deferred Share Plan (incorporated by reference to Exhibit 10.4 to Hudson Global, Inc.’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2012 (File No. 0-50129)).

4.8	Form of Hudson Global, Inc. 2009 Incentive Stock and Awards Plan Restricted Stock Unit Award Agreement (incorporated by reference to Exhibit 10.1 to Hudson Global, Inc.’s Quarterly Report on Form 10-Q dated April 28, 2016 (File No. 0-50129)).

5.1*	Opinion of Baker & Hostetler LLP with respect to the legality of the Common Stock being registered.

23.1*	Consent of BDO USA, LLP, independent registered public accounting firm for the Company.

23.2*	Consent of Baker & Hostetler LLP (included in Exhibit 5.1 to this Registration Statement).

24.1*	Power of Attorney of certain officers and directors (included on the signature page to this Registration Statement).

107*	Filing Fee Table

*	Filed herewith.

Item 9. Undertakings.

A. The undersigned Registrant hereby undertakes:

1. To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement.

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

Provided, however, that paragraphs (A)(1)(i) and (A)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to section 13 or section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

2. That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

B. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

C. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Old Greenwich, State of Connecticut, on May 20, 2022.

HUDSON GLOBAL, INC.

By:	/s/ Jeffrey E. Eberwein
Name: Jeffrey E. Eberwein
Title: Chief Executive Officer (Principal Executive Officer)

By:	/s/ Matthew K. Diamond
Name: Matthew K. Diamond
Title: Chief Financial Officer (Principal Financial Officer)

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Jeffrey E. Eberwein and Matthew K. Diamond, and each of them, as the undersigned’s true and lawful attorneys-in-fact and agents, with full power of substitution, for the undersigned in any and all capacities, to sign any or all amendments to this Registration Statement on Form S-8 (including post-effective amendments), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully for all intents and purposes as the undersigned might or could do in person, hereby and about the premises hereby ratifying and confirming all that said attorneys-in-fact and agent, proxy and agent, or their substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, the following persons in the capacities and on the dates indicated have signed this Registration Statement below.

Signature	Title	Date

/s/ Jeffrey E. Eberwein	Chief Executive Officer and Director	May 20, 2022
Jeffrey E. Eberwein	(Principal Executive Officer)

/s/ Matthew K. Diamond	Chief Financial Officer	May 20, 2022
Matthew K. Diamond	(Principal Financial Officer)

/s/ Mimi K. Drake	Director	May 20, 2022
Mimi K. Drake

/s/ Ian V. Nash	Director	May 20, 2022
Ian V. Nash

/s/ Connia M. Nelson	Director	May 20, 2022
Connia M. Nelson